EXHIBIT 107

424(b)(7)

(Form Type)

PENN Entertainment, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount Registered(2)	Proposed Maximum Offering Price Per share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common stock, $0.01 par value per share	1,254,800	$24.52	(3)(4)	$30,767,696	(4)	$3,390.60	(4)

(1)	The prospectus supplement to which this Exhibit 107 is attached (the “Prospectus Supplement”) relates to the resale or other distribution by the selling shareholder referenced in the Prospectus Supplement of up to 1,254,800 shares of the registrant’s common stock.

(2)	The Prospectus Supplement also relates to such additional shares of common stock as may be issued in connection with a stock split, stock dividend, recapitalization, or similar transaction effected without receipt of consideration that increases the number of the registrant’s outstanding shares of common stock, pursuant to Rule 416 of the Securities Act of 1933, as amended, or the Securities Act.

(3)	Estimated solely for the purposes of computing the registration fee with respect to 1,254,800 shares of common stock pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the common stock on the NASDAQ Global Select Market on August 8, 2023.

(4)	Calculated in accordance with Rule 457(r) under the Securities Act with respect to the 1,254,800 shares of common stock registered pursuant to the Prospectus Supplement that have not previously been registered. Payment of the registration fee at the time of filing of the registrant’s registration statement on Form S-3 filed with the Securities and Exchange Commission on May 11, 2023 (File No. 333-271825) was deferred pursuant to Rules 456(b) and 457(r) of the Securities Act, and is paid herewith. This “Calculation of Registration Fee” table will be deemed to update the “Calculation of Registration Fee” table in such registration statement.